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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 25, 1997 (JULY 18, 1997)



                              NU-TECH BIO-MED, INC.
               (Exact Name of Registrant as Specified in Charter)




               DELAWARE                                  0-11772                                25-1411971
      (State or Other Jurisdiction                (Commission File Number)                    (I.R.S. Employer
           of Incorporation)                                                                Identification No.)


                         55 ACCESS ROAD
                      WARWICK, RHODE ISLAND                                      02886
             (Address of Principal Executive Offices)                          (Zip Code)




       Registrant's telephone number, including area code: (401) 732-6520


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                       INDEX TO CURRENT REPORT ON FORM 8-K
                            OF NU-TECH BIO-MED, INC.
                                  JULY 25, 1997


ITEM                                                                     PAGE
----                                                                     ----

ITEM 5.   OTHER EVENTS                                                    3


          SIGNATURES                                                      5



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ITEM 5.           OTHER EVENTS.

                  On November 8, 1996, the Registrant joined with Physicians Clinical Laboratory, Inc., a Delaware corporation ("PCL") in submitting a plan of reorganization of PCL (the "PCL Plan") under Chapter 11 of the United States Bankruptcy Code ("Chapter 11"), whereby the Registrant would acquire a 52.6% interest in PCL, which is currently operating under Chapter 11. The PCL Plan was confirmed by the United States Bankruptcy Court, Central District of California (Case No. SV96-23185-GM) (the "Bankruptcy Court") on April 23, 1997. The PCL Plan as confirmed required that certain conditions be satisfied or waived by July 22, 1997.

                  In April and June of 1997, PCL received separate investigatory subpoenas to furnish certain documents to the United States Department of Defense and the United States Department of Health and Human Services with respect to PCL's Civilian Health and Medical Program of Uniformed Services billing practices. PCL has been advised that its billing practices are the subject of these investigations. Due to PCL's continued cooperation and negotiations with these government agencies, on July 24, 1997, the Bankruptcy Court, on stipulation of PCL, the Registrant and the creditors of PCL, extended the date that such conditions be satisfied or waived for 60 days to September 19, 1997 and stated that the terms and conditions of the PCL Plan shall continue in full force and effect.

                  On July 18, 1997, PCL entered into a letter agreement with the United States Department of Justice in connection with such billing practices claims. The letter agreement is intended, subject to final documentation (as completed, the "Settlement Agreement"), to dispose of the claims on substantially the following terms:

1. PCL will pay (i) $200,000 upon execution of the Settlement Agreement and (ii) $1,800,000 in principal plus interest calculated at the Treasury Bill rate, payable in equal quarterly installments each year for six years;

2. PCL will enter into a five-year corporate integrity agreement with the Office of the Inspector General of the U.S. Department of Heath and Human Services, pursuant to which PCL will, among other requirements, continually be monitored by internal corporate compliance officers and provide proper training for its billing personnel;

3. PCL will be released from civil and criminal liability under the False Clams Act and common law causes of action in connection with their billing practices from January 1, 1992 to July 18, 1997;

4. The amounts owed to the United States will not be dischargeable in any bankruptcy; and


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5.                If PCL defaults on any of its obligations under the Settlement
                  Agreement, all amounts owed will be immediately due, all releases will be void and PCL may be excluded from participation in Medicare and Medicaid.


                  PCL has no reason to believe that the Settlement Agreement will not be entered into as contemplated. The Settlement Agreement, however, may contain additional or different terms from those set forth in the July 18, 1997 letter agreement.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                              NU-TECH BIO-MED, INC.


                              By: /s/ J. Marvin Feigenbaum
                                  ----------------------------------------------
                                  Name:  J. Marvin Feigenbaum
                                  Title: Chairman of the Board, President, Chief
                                         Executive and Chief Financial Officer



Date:       July 25, 1997


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